Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Frédéric Cren, Chief Executive Officer of Inventiva S.A. (the “Company”), and Jean Volatier, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the fifteen day of April, 2025.

/s/ Frédéric Cren	/s/ Jean Volatier
Frédéric Cren	Jean Volatier
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Inventiva S.A. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.